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                         MAGNETEK, INC.
                         PERFORMANCE-BASED
                         PENSION RESTORATION PLAN

                         (Effective as of January 1, 1997)

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MAGNETEK, INC.
PERFORMANCE-BASED PENSION RESTORATION PLAN

ARTICLE 1.  ESTABLISHMENT AND PURPOSES

    1.1 ESTABLISHMENT. MagneTek, Inc., a Delaware corporation (the "Company"), hereby establishes, effective as of January 1, 1997, a deferred compensation plan for key employees as described herein, which shall be known as the "MagneTek, Inc. Performance-Based Pension Restoration Plan" (the "Plan").

    The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.

    1.2 PURPOSE. The primary purpose of the Plan is to supplement the benefits payable to certain key employees of the Company under the MagneTek, Inc. FlexCare Plus Retirement Pension Plan. By adopting the Plan, the Company desires to enhance its ability to attract and retain employees of outstanding competence.

ARTICLE 2.  DEFINITIONS

    Whenever used herein, the following terms shall have the meanings set forth below, and, when the defined meaning is intended, the term is capitalized:

    (a) "Board" or "Board of Directors" means the Board of Directors of the Company.

    (b) "Bonus" means any incentive award based on an assessment of performance, payable by the Company to a Participant with respect to the Participant's services, including incentive amounts deferred pursuant to the MagneTek, Inc. Deferral Investment Plan. A Bonus shall be deemed earned only upon award by the Company. For purposes of the Plan, "Bonus" shall not include incentive awards which relate to a period exceeding one (1) year.

    (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

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    (d)  "Committee" means the Compensation Committee of the Board or such other committee of two (2) or more non-employee directors appointed by the Board to administer the Plan pursuant to Article 3.

    (e)  "Company" means MagneTek, Inc., a Delaware corporation.

    (f)  "Compensation" means an Employee's gross Salary and Bonus.

    (g) "Employee" means a non-union, full-time, salaried employee of the Company.

    (h) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

    (i) "Participant" means an Employee who has met and continues to meet the eligibility requirements described in Section 4.1.

    (j) "Plan" means this MagneTek, Inc. Performance-Based Pension Restoration Plan, as it may be amended from time to time.

    (k) "Retirement" shall have the meaning ascribed to such term in the MagneTek, Inc. FlexCare Plus Retirement Pension Plan.

    (l) "Salary" means all regular, basic wages, before reduction for amounts deferred pursuant to any other plan of the Company, payable in cash to a Participant for services to be rendered during the Year, exclusive of any Bonus, other special fees, awards, or incentive compensation, allowances, or amounts designated by the Company as payment toward or reimbursement of expenses.

    (m)  "Year" means a calendar year.

ARTICLE 3.  ADMINISTRATION

    3.1 AUTHORITY OF THE COMMITTEE. The Plan shall initially be administered by the Compensation Committee of the Board. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan, provided that such Committee consists solely of two (2) or more non-employee Directors within the meaning of Section 16(b) of the Securities Exchange Act of 1934. The members of the Committee shall be appointed by and shall serve at the discretion of the Board.

    Subject to the provisions herein, the Committee shall have full power and discretion to determine the terms and conditions of each Employee's

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participation in the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; to amend (subject to the provisions of Article 9 herein) the terms and conditions of the Plan; and to make other determinations which may be necessary or advisable for the administration of the Plan. Subject to the terms of the Plan, the Committee may delegate any or all of its authority granted under the Plan to the Chief Human Resources Director or any other executive or executives of the Company.

    3.2 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, conclusive, and binding on all parties and shall be given the maximum possible deference allowed by law.

    3.3 ARBITRATION. Any individual making a claim for benefits under this Plan may contest the Committee's decision to deny such claim or appeal therefrom only by submitting the matter to binding arbitration before a single arbitrator. Any arbitration shall be held in Nashville, Tennessee, unless otherwise agreed to by the Committee. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

    The arbitrator's authority shall be limited to the affirmance or reversal of the Committee's denial of the claim or appeal, and the arbitrator shall have no power to alter, add to, or subtract from any provision of this Plan. Except as otherwise required by ERISA, the arbitrator's decision shall be final and binding on all parties, if warranted on the record and reasonably based on applicable law and the provisions of this Plan. The arbitrator shall have no power to award any punitive, exemplary, consequential, or special damages, and under no circumstances shall an award contain any amount that in any way reflects any of such types of damages. Each party shall bear its own attorney's fees and costs of arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

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    3.4  INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

    The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 4.  ELIGIBILITY AND PARTICIPATION

    4.1 ELIGIBILITY. Persons eligible to participate in the Plan shall be those Employees whose Compensation for a Year exceeds the compensation limit in effect under Code Section 401(a)(17) for that Year, and who constitute a select group of management or highly compensated employees under ERISA, as determined by the Committee.

    4.2 PARTICIPATION. An Employee who has satisfied the eligibility requirements of Section 4.1 shall become a Participant effective as of the first day of any Year in which those requirements are satisfied.

    In the event a Participant no longer meets the requirements for participation in the Plan, such Participant shall become an inactive Participant, retaining all the rights described under the Plan with respect to the vested benefits, if any, accrued as of the last day of his or her active participation.

ARTICLE 5.  CONTRIBUTIONS

    5.1 ALLOCATION TO ACCOUNT. Each Participant shall be credited with contributions from the Company for a Year equal to the amount determined by multiplying the portion of his or her Compensation in excess of the compensation limit in effect under Code Section 401(a)(17) for that Year by an amount equal to--

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    (a)  Eight percent (8%); times

    (b) The amount determined from the following table, based on the Company's achievement of the primary corporate financial measure used under its annual management short-term incentive program, as determined by the Committee in its sole and absolute discretion:


                    ----------------------------------------
                        Rating in              Multiple of
                    Incentive Program      Plan Contribution
                    ----------------------------------------
                       1.5                        200%
                       1.4                        180%
                       1.3                        160%
                       1.2                        140%
                       1.1                        120%
                       1.0                        100%
                        .9                         90%
                        .8                         80%
                        .7                         70%
                        .6                         60%
                        .5 or below                50%
                    ----------------------------------------

    5.2 VESTING IN ACCOUNT. A Participant shall have a nonforfeitable interest in his or her account upon completing at least five (5) years of continuous participation in the Plan or attaining age 65. Except as provided below, if a Participant terminates employment for any reason before either completing five (5) years of continuous participation or attaining age 65, the entire balance of his or her account shall be forfeited.

    Notwithstanding the foregoing, a Participant shall also have a nonforfeitable interest in his or her account upon the occurrence of any of the following events prior to (or concurrent with) the Participant's termination of employment:

    (a) The merger or consolidation of the Company with or into another corporation, other than a merger or consolidation in which (i) the Company is the surviving corporation, (ii) no person or group acquires 40 percent (40%) or more of the Company's outstanding voting stock, and (iii) the shares of the Company's common stock outstanding prior to the merger or consolidation remain outstanding thereafter;

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    (b)  The acquisition by another corporation or person of all or substantially all of the Company's assets or 40 percent (40%) or more of the Company's then outstanding voting stock; or

    (c)  The liquidation or dissolution of the Company.

    5.3 PAYMENT OF ACCOUNT. If a Participant is vested in his or her account pursuant to Section 5.2, the Participant shall be paid the amounts allocated to this account, together with earnings accrued thereon. Payment shall be made in cash or shares of Company common stock, or any combination thereof, as directed by the Committee in its sole and absolute discretion.

    In the event that any such Participant's employment with the Company is terminated for any reason other than by Retirement, the Participant shall be paid his or her account in a single lump sum payment in January following the Year in which the Participant's termination of employment occurs.

    Except as provided below, in the event that any such Participant's employment with the Company is terminated by reason of Retirement, the Participant shall be paid his or her account in a single lump sum payment or by means of installments, as elected by the Participant within 30 days of initial Plan participation (or at such other times permitted by the Committee) and in a manner prescribed by the Committee. If no election is made, the Participant will be paid in a single lump sum.

    (a) LUMP SUM PAYMENT. Such payment shall be made in January following the Year in which the Participant's Retirement occurs.

    (b) INSTALLMENT PAYMENTS. Participants may elect to receive payout in installments, with a minimum number of installments of two (2), and a maximum of ten (10). The initial payment shall be made in January following the Year in which the Participant's Retirement occurs, and the remaining installment payments shall be made in January of each Year thereafter, until the Participant's entire account has been paid in full. Earnings shall accrue on the unpaid balance in the Participant's account, as provided in Section 6.2 of this Plan. The amount of each installment payment shall be equal to the balance remaining in the Participant's account immediately prior to each such payment, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

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    A Participant may elect to change a form of benefit elected pursuant to this Section 5.3 by filing a revised election form, as prescribed by the Committee, specifying the new form of distribution, subject to the following rules:

    (1) Any election to change the form of distribution must be made prior to the Participant's Retirement and no later than December 31 at least one (1) full Year prior to the payout date (or payment commencement date). If a new election is submitted after this date, the election shall be null and void, and the form of distribution shall be determined under the Participant's original election.

    (2) Only one election to change a form of distribution shall be permitted for each Participant.

    (3) Any election to change the form of distribution from installments to a lump sum is subject in all cases to the approval of the Committee.

    Notwithstanding the foregoing, in the event of termination of employment due to a Participant's Retirement, the Committee may elect, in its sole and absolute discretion, to make payment of the Participant's account in a single lump sum in January following the Year in which Retirement occurs, notwithstanding the Participant's election to receive such amounts in the form of installments.

ARTICLE 6.  DEFERRED COMPENSATION ACCOUNTS

    6.1 PARTICIPANTS' ACCOUNTS. The Company shall establish and maintain an individual bookkeeping account for contributions allocated each Participant under Article 5 herein. Each account shall be credited with additional allocations as of the last day of the Year.

    6.2 EARNINGS ON AMOUNTS. Amounts allocated under Article 5 shall accrue earnings based on a phantom stock growth rate determined as the sum of (a) the value of one share of Company common stock as of the end of the calendar quarter, and (b) dividends paid during the calendar quarter, divided by the value of one share of Company common stock at the beginning of the calendar quarter. Each Participant's account shall be credited on the last day of each calendar quarter with earnings computed on the average balance in the account during such quarter.

    6.3 CHARGES AGAINST ACCOUNTS. There shall be charged against each Participant's account any payments made to the Participant or to his or her beneficiary.

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    6.4  PAYMENT TO BENEFICIARY.  If a Participant dies before his or her account has been distributed, but after becoming vested in the account pursuant to Section 5.2, the account shall be paid to the beneficiary or beneficiaries designated by the Participant. This payment shall be made in a single lump sum as soon as administratively practical after the Participant's death. Payments shall be made in cash or shares of Company common stock, or any combination thereof, as directed by the Committee in its sole and absolute discretion.

    All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date delivered to the Chief Human Resources Officer of the Company by the Participant. Participants may change their designations of beneficiary on such form as prescribed by the Committee. The payment of amounts under the Plan shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and delivered by the Participant to the Chief Human Resources Officer of the Company prior to the Participant's death.

    In the event that all the beneficiaries named by a Participant pursuant to this Section 6.4 predecease the Participant, the amounts that would have been paid to the Participant or the Participant's beneficiaries shall be paid to the Participant's estate.

    In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

ARTICLE 7.  RIGHTS OF PARTICIPANTS

    7.1 CONTRACTUAL OBLIGATION. The Plan shall create a contractual obligation on the part of the Company to make payments from the Participants' accounts when due. Payment of account balances shall be made out of the general funds of the Company.

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    7.2  UNSECURED INTEREST.  No Participant or party claiming an interest in a Participant's account shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company. Each Participant, by participating hereunder, agrees to waive any priority creditor status for wage payments with respect to benefits due hereunder. The Company shall have no duty to set aside or invest any amounts credited to Participants' accounts under this Plan.

    Nothing contained in this Plan shall create a trust of any kind or a fiduciary relationship between the Company and any Participant. Nevertheless, the Company may establish one or more trusts, with such trustee as the Committee may approve, for the purpose of providing for the payment of accounts. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors. To the extent any amounts under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such amounts shall remain the obligation of, and shall be paid by, the Company.

    7.3 EMPLOYMENT OR SERVICE. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate a Participant's employment or service at any time, or confer upon any Participant any right to continue in the employ or service of the Company.

ARTICLE 8.  WITHHOLDING OF TAXES

    The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy Federal, state, and local withholding tax requirements, or to deduct from all payments made pursuant to the Plan amounts sufficient to satisfy withholding tax requirements.

ARTICLE 9.  AMENDMENT AND TERMINATION

    The Company hereby reserves the right to amend, modify, or terminate the Plan at any time by action of the Committee, with or without prior notice. Except as described below in this Article 9, no such amendment or termination shall in any material manner adversely affect any Participant's rights to contributions already made or earnings thereon up to the point of amendment or termination, without the consent of the Participant.

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    The Board may terminate the Plan and commence termination payout for all or certain Participants, or remove certain Employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. If payout is commenced pursuant to the operation of this Article 9, the payment of such amounts shall be made in a single lump sum payment.

ARTICLE 10.  MISCELLANEOUS

    10.1 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Chief Human Resources Officer of the Company. Notice to the Chief Human Resources of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

    10.2 NONTRANSFERABILITY. Except as provided below, Participants' rights to contributions and earnings accrued thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, nor shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

    Notwithstanding the foregoing, the Committee shall provide for distributions from a Participant's account to the extent required by a court order that the Committee determines to satisfy the requirements of a qualified domestic relations order within the meaning of Section 206(d)(3) of ERISA. The amounts assigned to an alternate payee under such an order shall be paid in a lump sum distribution as soon as administratively practical after the Committee determines that the order meets the requirements of a qualified domestic relations order. All payments made pursuant to any such order shall be charged against the Participant's account.

    10.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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    10.4  GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

    10.5 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

    10.6 SUCCESSORS. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company

    10.7 APPLICABLE LAW. Except to the extent preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the state of Tennessee.

IN WITNESS WHEREOF, MagneTek, Inc. has caused this document to be executed by its duly authorized officer on January ___, 1997, effective as of the date set forth above.

                                           MAGNETEK, INC.



ATTEST:
                                            By:
                                               ------------------------

                                               Its
                                                  ---------------------
By:
   ------------------------

   Its                                              (Corporate Seal)
      ---------------------



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CONTENTS
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                                                                         PAGE

Article 1.  Establishment and Purposes                                      1

Article 2.  Definitions                                                     1

Article 3.  Administration                                                  2

Article 4.  Eligibility and Participation                                   4

Article 5.  Contributions                                                   4

Article 6.  Accounts                                                        6

Article 7.  Rights of Participants                                          7

Article 8.  Withholding of Taxes                                            8

Article 9.  Amendment and Termination                                       8

Article 10. Miscellaneous                                                   9